Exhibit 99.1

PRESS RELEASE

Ramesh Zacharias
Chief Executive Officer
Med-Emerg International Inc.
Tel: 905-858-1368
Email: rzacharias@med-emerg.com

MED-EMERG INTERNATIONAL INC. ANNOUNCES EXTENSION OF WARRANTS

Toronto, Canada - February 8, 2005 - Med-Emerg International Inc. (OTC BB: MDER-MDERW) announced today that they are extending the expiration period of their redeemable common stock purchase warrants (the “Warrants”) which trade on the NASD Over-the-Counter Bulletin Board under the symbol “MDERW.BB”, from February 11, 2005 to February 11, 2006. Med-Emerg has also amended the terms of the Warrants to provide that if the common stock of Med-Emerg, which trades on the NASD Over-the-Counter Bulletin Board under the symbol “MDER”.BB, closes at $.70 or greater for thirty consecutives trading days, Med-Emerg has the right to redeem the Warrants at $.01 per Warrant upon ten days prior notice. The Warrant entitles the holder to purchase a share of common stock for $.50 per share. There are 1,437,500 Warrants outstanding.

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Certain oral and written statements of the management of the Company included in this press release may contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. The accuracy of such statements cannot be guaranteed as they are subject to a variety of risks.